THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T.

                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       Eagle Financial Corp.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                       Eagle Financial Corp.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1/

        -----------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------

/1/Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

        -----------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

        -----------------------------------------------------------------
    (4) Date Filed:

        -----------------------------------------------------------------
Notes:
        -----------------------------------------------------------------

                 [LOGO OF EAGLE FINANCIAL CORP. APPEARS HERE]
                                222 MAIN STREET
                          BRISTOL, CONNECTICUT 06010
                                (203) 589-4600

                                                               December 27, 1994

To the Shareholders of
Eagle Financial Corp.:

  You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Eagle Financial Corp. ("Eagle") to be held on January 24, 1995 at 11:00 a.m., local time, at The Eastwood Country Club, 1301 Torringford West Street, Torrington, Connecticut.

  At the Annual Meeting, shareholders of Eagle will be asked to (i) elect two directors, each for a three-year term, (ii) to approve a proposed amendment to Eagle's 1991 Stock Option Plan to increase by 400,000 the number of shares reserved for issuance upon the exercise of options granted under the plan, to limit the number of options that may be granted to any officer or employee during any calendar year to 40,000 and to approve the grant of an option for 7,500 shares to each current outside director and to future outside directors upon the completion of one year of service, and (iii) to ratify the appointment by the Board of Directors of Eagle's independent auditors. The Board of Directors of Eagle unanimously recommends that you vote "FOR" the election of the Board's nominees for election as directors, "FOR" the proposed amendment to Eagle's 1991 Stock Option Plan and "FOR" the ratification of the appointment of the Company's independent auditors. You are urged to read the accompanying proxy statement, which provides information regarding Eagle and the nominees for election as directors and the proposals.

                                          Sincerely,

                                          /s/ Frank J. Pascale

                                          Frank J. Pascale
                                          Chairman of the Board


                                          /s/ Ralph T. Linsley

                                          Ralph T. Linsley
                                          Vice Chairman of the Board

                 [LOGO OF EAGLE FINANCIAL CORP. APPEARS HERE]
                                222 MAIN STREET
                          BRISTOL, CONNECTICUT 06010
                                (203) 589-4600

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 24, 1995

                             ---------------------

TO THE SHAREHOLDERS OF
EAGLE FINANCIAL CORP.:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Eagle Financial Corp. ("Eagle") will be held on Tuesday, January 24, 1995, at 11:00 a.m., local time, at The Eastwood Country Club, 1301 Torringford West Street, Torrington, Connecticut for the following purposes:

    1. Election of Directors. To elect two directors, each for a three-year term (Proposal One);

    2. Amendment of 1991 Stock Option Plan. Approval of a proposed amendment to Eagle's 1991 Stock Option Plan to increase by 400,000 the number of shares of Eagle Common Stock reserved for issuance upon the exercise of options granted under the plan from 132,000 shares to 532,000 shares, to limit the number of stock options that may be granted to any officer or employee in any calendar year to 40,000 and to provide for the grant of an option to purchase 7,500 shares to each current outside director and to future outside directors upon the completion of one year of service (Proposal Two);

    3. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors of Eagle for the fiscal year ending September 30, 1995 (Proposal Three); and

    4. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors of Eagle has fixed the close of business on December 9, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                     By the Order of the Board of Directors

                                     /s/ Frank J. Pascale
                                     Frank J. Pascale
                                     Chairman of the Board

                                     /s/ Ralph T. Linsley
                                     Ralph T. Linsley
                                     Vice Chairman of the Board

Bristol, Connecticut
December 27, 1994

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 ANNUAL MEETING

                                PROXY STATEMENT

                             ---------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
INTRODUCTION..............................................................   1
 General..................................................................   1
 Solicitation, Voting and Revocability of Proxies.........................   1
ELECTION OF DIRECTORS (Proposal One)......................................   2
MANAGEMENT................................................................   6
 Executive Officers.......................................................   6
 Executive Compensation...................................................   7
 Report of the Compensation and Stock Option Committees...................  12
 Compensation and Stock Option Committees Interlocks and Insider
  Participation...........................................................  13
 Comparative Company Performance..........................................  14
 Section 16(a) Compliance.................................................  15
 Certain Transactions.....................................................  15
STOCK OWNED BY MANAGEMENT.................................................  17
PRINCIPAL HOLDERS OF VOTING SECURITIES OF EAGLE...........................  18
AMENDMENT TO THE 1991 STOCK OPTION PLAN (Proposal Two)....................  19
 Reasons for Amendment of 1991 Stock Option Plan..........................  19
 Description of 1991 Stock Option Plan....................................  20
CHANGE IN INDEPENDENT AUDITORS............................................  22
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal Three)......  23
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS..............................  23
OTHER MATTERS.............................................................  24

                             EAGLE FINANCIAL CORP.
                                222 MAIN STREET
                           BRISTOL, CONNECTICUT 06010
                                 (203) 589-4600

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                      ANNUAL MEETING OF EAGLE SHAREHOLDERS
                         TO BE HELD ON JANUARY 24, 1995

                             ---------------------

                                  INTRODUCTION

GENERAL

  This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Eagle Financial Corp., a Delaware corporation ("Eagle" or the "Company"), as part of the solicitation of proxies by its board of directors (the "Board of Directors" or the "Board") from holders of the outstanding shares of Eagle common stock, par value $.01 per share ("Common Stock"), for use at the Annual Meeting of Shareholders of Eagle to be held on January 24, 1995 and at any adjournments thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors (Proposal One), to approve a proposed amendment to Eagle's 1991 Stock Option Plan to increase by 400,000 the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the plan from 132,000 to 532,000, to limit the number of options that may be granted to any officer or employee in any calendar year to 40,000 and to provide for the grant of an option to purchase 7,500 shares to each current outside director and to future outside directors upon the completion of one year of service (Proposal
Two), and to ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP ("Peat Marwick") as independent auditors of Eagle for the fiscal year ending September 30, 1995 (Proposal Three), and to transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Eagle on or about December 27, 1994.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  The Board of Directors has fixed the close of business on December 9, 1994 as the record date for the determination of the Eagle shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 1,825 holders of record of the 4,002,697 shares of Common Stock then outstanding. The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and other matters. With respect to Proposal Two, the presence in person or by proxy of at least a majority of all the outstanding shares of Common Stock entitled to vote is required to constitute a quorum. Approval of Proposal Two requires the approval of a majority of the votes present and entitled to vote. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. All shares represented and entitled to vote at the Annual Meeting, whether voted or abstaining from voting, will be counted as present and entitled to vote. Accordingly, an abstention from voting on Proposal Two will have the same effect as a negative vote. Broker non-votes will not be treated as a vote entitled to vote.

  If the enclosed form of proxy is properly executed and returned to Eagle in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors, FOR the amendment to Eagle's 1991 Stock Option Plan and FOR the ratification of the appointment of Peat Marwick as Eagle's independent auditors for the fiscal year ending September 30, 1995. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Irene K. Hricko, Corporate Secretary, Eagle Financial Corp., 222 Main Street, Bristol, Connecticut 06010 or by attending the Annual Meeting and voting in person.

  The cost of soliciting proxies will be borne by Eagle. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by directors, officers and employees of Eagle. Eagle has retained Corporate Investor Communications to solicit proxies for the Annual Meeting on Eagle's behalf for $2,100 plus expenses. Eagle also will request persons, firms and companies holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. Eagle will reimburse such persons for their reasonable expenses incurred in that connection.

  A copy of the Annual Report to Shareholders for the fiscal year ended September 30, 1994 accompanies this Proxy Statement. THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 1994 ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO IRENE K. HRICKO, VICE PRESIDENT AND CORPORATE SECRETARY, EAGLE FINANCIAL CORP., P.O. BOX 1157, BRISTOL, CONNECTICUT 06010.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL ONE)

  At the Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

  Under Eagle's Bylaws, the Board of Directors currently is comprised of ten people divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. Effective after the Annual Meeting, Mr. Frank J. Pascale will retire as Chairman and a member of the Board of Directors. The Board of Directors has amended the Bylaws to reduce the size of the Board from ten to nine directors effective following the Annual Meeting. Consequently, two directors will be elected to the Board of Directors at the Annual Meeting. The Board of Directors may consider increasing or decreasing the size of the Board or any particular class or classes of directors in the future based on Eagle's needs. There is no cumulative voting for election of directors. The two nominees receiving the greatest number of votes cast for the election of directors at the Annual Meeting will become directors at the conclusion of the tabulation of votes.

  Eagle is the holding company for Eagle Federal Savings Bank (the "Bank"), which is the resulting institution from the merger on January 1, 1993 of Eagle's savings institution subsidiaries, First Federal Savings and Loan Association of Torrington ("Torrington") and Bristol Federal Savings Bank ("Bristol"). Each director of Eagle currently also serves as a director of the Bank, except for Mr. Pascale, who is not a director of the Bank and who will retire from the Board of Directors of Eagle effective upon the Annual Meeting.

  Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at December 1, 1994, principal occupation or employment during the past five years, the periods during which he has served as a director of Eagle and positions currently held with Eagle.

                                         EXPIRATION
                                DIRECTOR OF CURRENT
                            AGE  SINCE      TERM     POSITION(S) HELD WITH EAGLE
                            --- -------- ---------- ----------------------------
NOMINEES:
Richard H. Alden...........  58   1988      1995    Director
Ernest J. Torizzo..........  54   1990      1995    Director
CONTINUING DIRECTORS:
Robert J. Britton..........  42   1992      1996    Director; President and
                                                     Chief Executive Officer
George T. Carpenter........  53   1988      1996    Director
Thomas V. LaPorta..........  64   1986      1996    Director
Steven E. Lasewicz, Jr. ...  56   1990      1996    Director
Theodore M. Donovan........  61   1988      1997    Director
Ralph T. Linsley...........  60   1988      1997    Vice Chairman of the Board
John F. McCarthy...........  54   1986      1997    Director

  Richard H. Alden became a director of Bristol in 1977. Upon the merger of Bristol's holding company with Eagle in 1988, Mr. Alden became a director of the Bank. He has been engaged in the private practice of law since 1962 in Bristol, Connecticut.

  Ernest J. Torizzo became a director of Torrington in 1984 and of Eagle upon its formation in 1986. He is Executive Vice President of O&G Industries, Inc., a construction company headquartered in Torrington, Connecticut. Mr. Torizzo is also part owner and a director of Burlington Construction Company in Torrington, Connecticut.

  Robert J. Britton, President and Chief Executive Officer of Eagle, joined Torrington in 1978 and became Vice President and Chief Lending Officer of Torrington in 1983 and Executive Vice President of Torrington in 1989. He has served as an executive officer of Eagle since 1991 and as a director since 1992. Upon the merger of Bristol with Torrington in 1993, Mr. Britton became the President and Chief Operating Officer of the Bank. Mr. Britton became President and Chief Executive Officer of Eagle on October 1, 1994.

  George T. Carpenter became a director of Bristol in 1972. Upon the merger of Bristol's holding company with Eagle in 1988, he also became a director of Eagle. Since 1977, Mr. Carpenter has been President of S. Carpenter Construction Co., President and Treasurer of Carpenter Realty Co. and of

Bristol Shopping Plaza, which firms are headquartered in Bristol, Connecticut. Mr. Carpenter is a director of Barnes Group, Inc., a manufacturer of springs and aircraft parts and distributor of automobile parts, which is headquartered in Bristol, Connecticut.

  Thomas V. LaPorta became a director of Eagle upon its formation in 1986, having been a director of Torrington since 1979. Mr. LaPorta is the President and Chairman of the Board of The LaPorta Funeral Home in Torrington, Connecticut.

  Steven E. Lasewicz, Jr. became a director of Bristol in 1986 and of Eagle in 1990. Upon the merger of Bristol with Torrington in 1993, Mr. Lasewicz became a director of the Bank. He has been President of SELCO Controls, Inc. since 1977. The firm is headquartered in West Hartford, Connecticut and installs and services temperature control and building automation systems.

  Theodore M. Donovan became a director of Bristol in 1982 and, upon the merger of Bristol with Torrington in 1993, became a director of the Bank. Mr. Donovan has been in the private practice of law in Bristol, Connecticut since 1959.

  Ralph T. Linsley, Vice Chairman of the Board of Eagle, was employed by Bristol in 1956 and became its President in 1971. Mr. Linsley became Chairman of the Board of Bristol in 1986 and Chairman of the Board of Bristol's holding company prior to its combination with Eagle in 1988. Upon the merger of Bristol with Torrington in 1993, Mr. Linsley became the Chief Executive Officer of the Bank. Mr. Linsley retired as President and Chief Executive Officer of Eagle and Chief Executive Officer of the Bank on September 30, 1994 and will retire as an employee of Eagle and the Bank effective December 31, 1994. Mr. Linsley will become Chairman of the Board of Eagle following the retirement of Mr. Frank J. Pascale as Chairman of the Board of Eagle effective at the Annual Meeting.

  John F. McCarthy became a director of Torrington in 1984, a director of the Bank in 1993 and of Eagle upon its formation in 1986. He is the President of J&M Sales, Inc., a Torrington-based beer distributorship, and the President of Thames River Recycling Co. in Newington, Connecticut.

  Board of Directors Committees and Nominations by Shareholders. The Board of Directors of Eagle acts as a nominating committee for selecting nominees for election as directors. Eagle's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of Eagle. To be timely, such notice must be delivered to, or mailed to and received at, the principal executive offices of Eagle not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder must be received by Eagle not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934 (the "Exchange Act") with the SEC on November 2, 1994. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 13 of Eagle's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. Eagle has not received any nominations for directors from shareholders.

  The Board of Directors of Eagle has appointed a standing Audit Committee which met two times during the 1994 fiscal year. The members of the Audit Committee currently are Messrs. LaPorta, Lasewicz and Torizzo. The Audit Committee reviews the scope and results of the independent annual audit. The Audit Committee also reviews the scope and results of audits performed by the Company's internal auditor.

  The Compensation Committee of the Board of Directors reviews employee compensation and makes recommendations to the Board regarding changes in compensation. In addition, the Board of Directors has appointed a Stock Option Committee to administer the Company's stock option plans and to make grants of options thereunder. During the 1994 fiscal year, the Compensation Committee and Stock Option Committee each held four meetings. The members of the Compensation Committee currently are Messrs. Alden, Carpenter, Donovan, and McCarthy. The Stock Option Committee currently consists of all non-employee directors.

  During the 1994 fiscal year, Eagle held 13 meetings of the Board of Directors. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board and of the total number of meetings held by all committees of the Board on which he served during the period that he served.

  Compensation of Directors. Each non-employee director of Eagle receives an annual retainer of $8,000 (including amounts paid by the Bank), $750 (including amounts paid by the Bank) for each regular or special Board meeting attended, and $700 for each committee meeting attended ($800, if a committee chairman).

  Under Eagle's deferred compensation plan for non-employee directors of Eagle and its subsidiaries, non-employee directors are permitted to defer all or a portion of their director and committee fees until they cease to be directors. Interest is paid on deferred amounts at a rate determined by the Board of Directors on or before December 31 of each year or at such other times as the Board determines. A director's deferred compensation under the plan generally will be paid to such director only upon his retirement as a director, but the director may apply to the Board of Directors to withdraw up to 100% of the value of his deferred compensation account. During the 1994 fiscal year, Messrs. Donovan and Lasewicz deferred a total of $4,599 and $17,600, respectively, and are the only directors who deferred fees in fiscal 1994.

  The Eagle deferred compensation plan replaced deferred compensation arrangements which Bristol and Torrington had for non-employee directors, but does not adversely affect the amounts previously accrued by such directors under such arrangements. In fiscal 1994, the Bank maintained a deferred compensation plan for the benefit of Mr. Linsley who is ineligible to participate in the Eagle deferred compensation plan since he is an employee of Eagle. The plan for Mr. Linsley is substantially similar to the Eagle deferred compensation plan, except that interest is paid on the deferred amounts at a rate equal to the variable rate paid on no term interest plans for IRA and Keogh accounts. During the 1994 fiscal year, Mr. Linsley did not defer any amounts paid or earned.

  Since January 1, 1994, Eagle has maintained a Post-Retirement Compensation Plan for Outside Directors (the "Post-Retirement Compensation Plan") under which participating non-employee directors may receive post-retirement benefits following their termination of service with Eagle's Board of Directors due to retirement or removal from service, failure to be reelected to the Board after accepting the nomination, becoming disabled or after a "change in control" as defined under the Post-Retirement Compensation Plan. To be eligible to receive such post-retirement benefits, the director may not have been an employee or officer of Eagle or its subsidiaries and must have served five years on Eagle's Board. Following his service with Eagle's Board of Directors, a participating non-employee director shall continue to receive the annual retainer fee paid during the last year such director served on the Board for a period equal to the number of years and partial years served on the Board, up to a maximum of 10 years. In the event of the death of a participating director prior to commencement of benefits under the Post-Retirement Compensation Plan or prior to receiving the total number of payments to which he is entitled, a payment equal to 100% of the benefit payable under the Post-Retirement Compensation Plan will be made to the director's beneficiary or estate. No benefits are payable to a director under the Post-Retirement Compensation Plan who is removed from service by regulatory authorities or who is removed from the Board for cause by Eagle's shareholders. No payments were made to any director under the Post-Retirement Compensation Plan during the 1994 fiscal year.

  Eagle has four stock option plans (the "Option Plans"), which were approved by the shareholders of Eagle, or, in the case of the Bristol 1987 Option Plan, by the shareholders of Bristol's holding company prior to its combination with Eagle. The Option Plans are for the benefit of officers, directors and directors emeriti of Eagle and its subsidiaries. The Option Plans currently permit only one-time grants to directors and directors emeriti as specified in the Plans. The option exercise price may not be less than 100% of the per share fair market value of Eagle Common Stock on the date of grant of the option, and the maximum option term is 10 years. During the 1994 fiscal year, no option grants were made under the Option Plans to non-employee directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

                                   MANAGEMENT

EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the executive officers of Eagle. All executive officers serve pursuant to employment agreements. See "Management -- Executive Compensation."

                        AGE AT
                      DECEMBER 1,
    NAME                 1994             POSITION(S) HELD WITH EAGLE
    ----              ----------- ------------------------------------------
    Ralph T. Linsley       60     Vice Chairman
    Robert J. Britton      42     President and Chief Executive Officer
    Mark J. Blum           41     Vice President and Chief Financial Officer
    Irene K. Hricko        63     Vice President and Corporate Secretary
    Ercole J. Labadia      59     Vice President -- Administration
    Barbara S. Mills       58     Vice President and Treasurer

  Information concerning the principal occupation of Messrs. Britton and Linsley is set forth under "Election of Directors." Information concerning the principal occupation during the last five years of those executive officers of Eagle who are not directors of Eagle is set forth below.

  Mark J. Blum, Vice President and Chief Financial Officer of Eagle, joined Torrington in 1985 and became Treasurer in 1986. He has held similar positions with Eagle since its formation in 1987. Upon the merger of Bristol with Torrington in 1993, Mr. Blum became Senior Vice President and Chief Financial Officer of the Bank.

  Irene K. Hricko, Vice President and Corporate Secretary of Eagle, has served in such positions since 1987. Upon the merger of Bristol with Torrington in 1993, Ms. Hricko became Vice President and Corporate Secretary of the Bank. Prior thereto, she had been Corporate Secretary of both Torrington and Bristol since 1983 and 1989, respectively.

  Ercole J. Labadia, Vice President -- Administration of Eagle, has served in such capacity with Eagle since 1988. Upon the merger of Bristol with Torrington in 1993, Mr. Labadia became Executive Vice President -- Administration and Operations of the Bank. Prior thereto, he had served as Executive Vice President of Bristol since 1989.

  Barbara S. Mills, Vice President and Treasurer of Eagle, has served in such positions with Eagle since 1988. Upon the merger of Bristol with Torrington 1993, Ms. Mills became Vice President and Treasurer of the Bank. Prior thereto, Ms. Mills had served as Chief Financial Officer of Bristol since 1982.

EXECUTIVE COMPENSATION

  Compensation. The following table sets forth the salary compensation, cash bonus and certain other forms of compensation paid by Eagle and its subsidiaries for services rendered in all capacities during fiscal 1994, 1993 and 1992 to the Chief Executive Officer of Eagle during fiscal 1994, to each of the other most highly compensated executive officers of Eagle whose total compensation in fiscal 1994 exceeded $100,000, and to Mr. Howard E. Walsh who retired from service as an executive officer with Eagle in 1994 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL           LONG-TERM
                                         COMPENSATION   COMPENSATION AWARDS
                                       ---------------- -------------------
                                FISCAL                        NUMBER           ALL OTHER
NAME AND PRINCIPAL POSITION(S)   YEAR   SALARY   BONUS    OF OPTIONS (C)    COMPENSATION (E)
- - ------------------------------  ------ -------- ------- ------------------- ----------------
Ralph T. Linsley (a)             1994  $199,669 $56,545        7,500            $587,552(f)
 Vice Chairman of the
  Board,                         1993   195,616  31,000        6,600              21,580
 President and Chief
  Executive                      1992   155,420  30,780        3,300              16,602
 Officer of Eagle and the
  Bank
Howard E. Walsh (b)              1994    91,909   --            --               200,281(f)
 Vice President --
   Investor                      1993   149,445   --            --                17,247
 Relations of Eagle;
  Executive                      1992   142,967  22,065        3,000 (d)          14,872
 Vice President -- Retail
 Banking of the Bank
Robert J. Britton (a)            1994   132,460  32,200        5,250              19,458
 Executive Vice President
  and                            1993   121,444  25,000        6,710              12,441
 Director of Eagle;
  President,                     1992    96,566  15,300        2,453               8,978
 Chief Operating Officer
  and
 Director of the Bank
Ercole J. Labadia                1994   111,177  27,140        3,750              16,430
 Vice President --
   Administration                1993   108,641  16,000        4,480              11,864
                                 1992    98,620  15,300         --                 9,939
Mark J. Blum                     1994    89,038  21,850        3,750              13,192
 Vice President and Chief        1993    82,532  14,000        2,563               8,405
 Financial Officer               1992    76,641   9,923         --                 7,198

- - ---------------------
(a) Mr. Linsley retired as President and Chief Executive Officer of Eagle and the Bank on September 30, 1994. Mr. Britton was elected President and Chief Executive Officer of Eagle and the Bank effective September 30, 1994.

(b) Mr. Walsh retired as Vice President of Eagle and Executive Vice President of the Bank on May 24, 1994.

(c) Option awards in fiscal 1993 and 1992 are adjusted to reflect a ten percent stock dividend paid on September 1, 1993.

(d) Exercised on November 4, 1992.

(e) All other compensation includes, as the case may be, premiums paid by the Company for term life insurance for Messrs. Linsley, Walsh and Labadia, amounts contributed to the non-
   contributory employee stock ownership plan (the "ESOP") on behalf of each named executive officer and the full value of accrued amounts payable to Messrs. Linsley and Walsh relating to their retirements as executive officers. See Note (f) below. For fiscal year 1994, the premiums paid by the Company for term life insurance for Messrs. Linsley, Walsh and Labadia were $3,600, $4,268, and $900, respectively. Participants share proportionately, based on their annual compensation, in the benefits of the contributions made to the ESOP and share proportionately, based on the amount credited to their respective accounts under the ESOP, in the investment earnings or losses of the trust fund. Fleet Bank, N.A. acts as trustee of the ESOP. For fiscal year 1994, Messrs. Linsley, Walsh, Britton, Labadia and Blum were allocated 1,313 shares, 577 shares, 916 shares, 731 shares and 621 shares, respectively, pursuant to the ESOP, having a value (based on the market value on September 30, 1994) of $27,902, $12,253, $19,458, $15,530 and
   $13,192, respectively.

(f) As to Messrs. Linsley and Walsh, all other compensation includes amounts previously accrued by Eagle and payable in connection with their retirements as executive officers. Eagle has accrued a total of $556,050 relating to 60 monthly retirement payments to be to Mr. Linsley beginning January 1995 and a total of $183,760 relating to retirement payments to be made monthly to Mr. Walsh upon his turning age 70.

  Option Grants. The following table contains information with respect to grants of stock options to each of the named executive officers during the fiscal year ended September 30, 1994. All such grants were made under Eagle's 1991 Stock Option Plan.

                       OPTION GRANTS IN 1994 FISCAL YEAR

                         INDIVIDUAL GRANTS (A)
- - ------------------------------------------------------------------------
                                                                         POTENTIAL REALIZABLE
                                                                          VALUE  AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                             STOCK PRICE
                                       % OF TOTAL                          APPRECIATION FOR
                       NUMBER OF     OPTIONS GRANTED                        OPTION TERM(B)
                   SHARES UNDERLYING  TO EMPLOYEES   EXERCISE EXPIRATION --------------------
      NAME          OPTIONS GRANTED  IN FISCAL YEAR   PRICE      DATE       5%        10%
- - -----------------  ----------------- --------------- -------- ---------- --------- ----------
Ralph T. Linsley         7,500              16%      $19.375   11-15-03  $  41,386 $  231,591
Howard E. Walsh           --               --           --        --        --         --
Robert J. Britton        5,250              11%       19.375   11-15-03     63,970    162,114
Ercole J. Labadia        3,750               8%       19.375   11-15-03     45,693    115,796
Mark J. Blum             3,750               8%       19.375   11-15-03     45,693    115,796

- - --------------------
(a) Option grants were made on November 16, 1993 and were exercisable in full as of such date. All option grants were made at fair market value, as determined by the closing price of the Common Stock on the day prior to the date of grant.

(b) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in Eagle's stock price. The calculations were based on the exercise price.

  Option Exercises and Holdings. The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during the fiscal year ended September 30, 1994, and the value of all unexercised options held by such individuals at such date.

                AGGREGATED OPTION EXERCISES IN 1994 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SHARES
                                                UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                OPTIONS AT FISCAL YEAR-   IN-THE-MONEY OPTIONS AT
                      NUMBER OF                           END               FISCAL YEAR-END (B)
                   SHARES ACQUIRED    VALUE    ------------------------- -------------------------
      NAME           ON EXERCISE   REALIZED(A) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- - -----------------  --------------- ----------- ----------- ------------- ----------- -------------
Ralph T. Linsley        9,680       $134,224     29,720         --        $238,868        --
Howard E. Walsh          --            --          --           --           --           --
Robert J. Britton        --            --        21,750         --         169,964        --
Ercole J. Labadia        --            --        16,349         --         146,878        --
Mark J. Blum             --            --        10,650         --          75,914        --

- - ---------------------
(a) Market value of Common Stock at date of exercise, less the exercise price.
(b) Based on the $21.25 closing price of the Company's Common Stock as reported on The Nasdaq Stock Market's National Market System on September 30, 1994, minus the exercise price.

  Pension Plans. The Bank maintains a qualified defined benefit plan under the Internal Revenue Code of 1986, as amended (the "Code"), which is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended. Retirement benefits are calculated by multiplying 2% of the average of the five highest years of the employee's salary (including overtime and bonuses, if any) by years of benefit service partially offset by the Estimated Primary Social Security Benefit, as defined under the plan. Normal retirement is age 65. Retirement benefits are fully vested after five years of service. Provisions in the program allow for benefits to be delayed after age 65 or to be paid to vested participants who terminate employment after they have attained age 55. Benefits may be received in one of several forms, including a lump sum cash payment or monthly installments payable to the employee during his or her life and/or continuing to a contingent annuitant if he or she survives the employee. Disability benefits under the plan are limited to the vested early retirement benefit. If a member in active service dies before age 65 after becoming vested, the beneficiary would be entitled to a lump sum death benefit equal to the commuted value of 120 monthly installments, which would have been payable had his or her allowance commenced on the first day of the month in which the member died.

  At September 30, 1994, 229 persons were eligible to participate in the pension plan, which number includes 220 employee participants, seven terminated employees with a deferred interest, and two retired participants.

  The following table illustrates current annual pension benefits under the Bank's retirement plan for retirement in fiscal year 1995 at age 65 under the most advantageous provisions available for various levels of compensation, years of service, and full Social Security benefits. For 1994, pension benefits are subject to a statutory maximum of $118,800, subject to cost-of-living adjustments. Additionally, annual compensation in excess of $150,000 (subject to cost of living increases) may not be used in calculation of retirement benefits.

                               PENSION PLAN TABLE

                                        YEARS OF SERVICE
                     ------------------------------------------------------------------
      ANNUAL
   COMPENSATION        15            20             25             30             35
   ------------      -------       -------       --------       --------       --------
    $100,000         $28,300       $37,700       $ 47,200       $ 56,600       $ 66,000
     125,000          35,800        47,700         59,700         71,600         83,500
     150,000          43,300        57,700         72,200         86,600        101,000
     175,000          50,800        67,700         84,700        101,600        111,759
     200,000          58,300        77,700         97,200        111,759        111,759
     225,000          65,800        87,700        109,700        111,759        111,759
     250,000          73,300        97,700        111,759        111,759        111,759

  As of September 30, 1994, Messrs. Linsley, Walsh, Britton, Labadia and Blum had 38, 6, 16, 37, and 9 years of credited service, respectively, under the pension plan.

  Pursuant to a supplemental compensation agreement between Mr. Walsh and the Bank, Mr. Walsh is entitled to receive certain supplemental retirement benefits. See "Employment and Consulting Agreements."

  Employment and Consulting Agreements. Mr. Walsh served as President and Chief Executive Officer of Torrington pursuant to an employment agreement. Upon the merger of Bristol with Torrington, Mr. Walsh's employment agreement was amended to provide for his service as Executive Vice President -- Retail Banking of the Bank, which assumed the obligations of Torrington under Mr. Walsh's employment agreement as well as his consulting agreement described below. The term of his employment agreement expired on May 24, 1994, when Mr. Walsh turned 65 years of age.

  Mr. Walsh and Eagle entered into a consulting agreement in 1988 which provides that Mr. Walsh will provide consulting services to Eagle for five years following his retirement (i.e., until May 24, 1999), for an annual fee of $50,000.

  Mr. Walsh and Torrington entered into a supplemental compensation agreement effective as of October 31, 1990. Pursuant to that agreement, Mr. Walsh is entitled to receive supplemental retirement benefits commencing on the first day of the first month after he attains age 70. The supplemental retirement benefits will be payable monthly in an annual amount equal to one-half of his average annual income during the five-year period in which he was most highly compensated, reduced by the annual amount of the benefits payable to Mr. Walsh under the Company's pension plan and the pension plan of any of Mr. Walsh's previous employers, and further reduced by an amount equal to 2% of the Social Security retirement benefit received by Mr. Walsh multiplied by 6.5 (the number of years Mr. Walsh was employed by the Company). In the event of the death of Mr. Walsh while he is actively employed by the Company as a consultant, the Company would be obligated to purchase an annuity for the benefit of Mr. Walsh's wife that would pay an annual amount equal to 40% of Mr. Walsh's average annual income during the five-year period in which he was most highly compensated, reduced by the annual amount of the survivor benefits payable to Mrs. Walsh under the Company's pension plan and the pension plans of any other employers during the previous 15 years, and further reduced by an amount equal to 2% of the Social Security survivor's benefit received by Mr. Walsh multiplied by the number of years Mr. Walsh was employed by the Company.

  In April 1994, Mr. Linsley entered into a new employment agreement with Eagle and the Bank. The agreement was subsequently amended in July 1994 in connection with Mr. Linsley's notice to Eagle and the Bank under the agreement that he was retiring as President and Chief Executive Officer of the Bank effective September 30, 1994 and will remain as an executive employee of Eagle and the Bank through December 31, 1994, at which time Mr. Linsley's employment agreement will terminate. Mr. Linsley's annual salary during the term of the agreement is $215,000. Mr. Linsley's employment agreement also provides that upon Mr. Linsley's voluntary termination not related to a "change in control" as defined in the agreement, Mr. Linsley shall receive special retirement payments from the Bank equal to three times his annual salary (based on his salary at the time of such retirement). Such special retirement payments shall be made in 60 equal monthly installments and will cease if Mr. Linsley accepts employment with a significant competitor of the Bank.

  In April 1994, Mr. Britton entered into a new employment agreement with Eagle and the Bank. His employment agreement was subsequently amended in July 1994 in connection with the appointment of Mr. Britton as President and Chief Executive Officer of Eagle and Vice Chairman, President and Chief Executive Officer of the Bank effective October 1, 1994. Mr. Britton's annual salary under the agreement is $140,000, with such increases as determined by the boards of directors of Eagle and the Bank. Mr. Britton's salary then in effect under the agreement may not be decreased without his written consent. The term of Mr. Britton's agreement expires on March 31, 1997 and may be renewed by the Bank and Eagle by written notice for one additional year on March 31, 1995 and each subsequent March 31 thereafter during the term of the agreement, unless Mr. Britton gives contrary written notice to Eagle and the Bank prior to the renewal date.

  In April 1994, Mr. Labadia entered into a new employment agreement with Eagle and the Bank. Mr. Labadia's employment agreement is for an initial three-year term and expires on March 3, 1997. The Bank and Eagle may renew the agreement for an additional one-year period on March 31, 1995, and each subsequent March 31 thereafter during the term of the agreement, unless he gives contrary written notice prior to the renewal date to Eagle and the Bank. The agreement provides for an annual salary of $118,000, subject to annual increases as determined by the board of directors of Eagle and the Bank. Mr. Labadia's salary then in effect under the agreement may not be reduced without his written consent.

  In April 1994, Mr. Blum entered into a new employment agreement with Eagle and the Bank. The initial term of his employment agreement is three years and expires on March 31, 1997. Eagle and the Bank may renew the agreement by written notice for one additional year on March 31, 1995 and each subsequent March 31 thereafter during the term of the agreement, unless Mr. Blum gives contrary written notice prior to the renewal date. The agreement provides for an annual salary of $95,000, with such annual increases as determined by the boards of directors of Eagle and the Bank. Mr. Blum's salary then in effect under the agreement may not be decreased without Mr. Blum's written consent.

  Each of the employment agreements with Messrs. Linsley, Britton, Labadia and Blum also provides for participation in Eagle's and the Bank's retirement and employee benefit plans. Each of the employment agreements may be terminated by Eagle or the Bank at any time. The employee is not entitled to any benefits under the employment agreement if he is terminated for "cause" as defined in the employment agreement. If the employee is terminated "without cause," the employee will be entitled to a cash payment equal to the employee's salary for the remainder of the contract term. Each agreement also provides for a payment to be made to the employee if the employee's service is terminated in connection with or within two years after a "change in control" of Eagle or the Bank, unless such termination occurs by virtue of normal retirement, permanent and total disability or death; provided, however, that the employee shall not have any right to receive a payment or benefit under the agreement which would be considered a "parachute payment" under the Code. If the employee's termination within two years of a change in control was voluntary with "good reason" or was involuntary, the employee shall receive a lump-sum payment equal to three times the employee's average annual compensation (as calculated for federal income tax reporting purposes) for the prior five years prior to such change in control less one dollar. It is currently estimated that, in the event of an involuntary termination of employment or a voluntary termination with "good reason" following a change of control, the amount payable to Messrs. Linsley, Labadia, Britton and Blum would be $549,675, $325,128, $306,002 and $237,704, respectively. The severance payments are limited to one year's compensation in the case of a voluntary termination without "good reason" after a "change in control." In addition to the foregoing severance payments, in the event of the employee's termination "without cause" or following a change in control, the employee is entitled to life, health and disability insurance coverage for the remaining term of his employment contract and to continued director's and officer's liability coverage.

  Mr. Linsley has a consulting agreement with Eagle which provides that Mr. Linsley will provide consulting services to Eagle (not to exceed 1,000 hours per year) for a five year period commencing January 1, 1995 following his retirement as an employee of Eagle for an annual fee of $50,000. The compensation and other benefits available to Mr. Linsley thereunder would continue for the term of the agreement in the event of his death prior to reaching the age of 70.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

  The Company's compensation program is administered by the Compensation Committee comprised of four non-employee members of the Company's Board of Directors. All decisions by the committee relating to the compensation of executive officers are approved by the full board. In addition, the Company's Stock Option Committee, consisting of all of the disinterested non-employee directors, makes all decisions concerning stock option grants. The decisions of the Stock Option Committee are taken into account by the Compensation Committee in the course of its analysis of appropriate compensation levels.

  The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and aligning the interest of executives with the long term interests of the Company's stockholders.

  In the interests of balancing all key shareholder interests, the Compensation Committee believes that the compensation of the Chief Executive Officer ("CEO") of the Company along with the compensation of other executive officers, should be comprised of a combination of base pay, short-term annual incentive bonus and long-term stock options. While these elements are balanced in total in comparison to other banking organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward executives for the creation of long-term shareholder value in excess of other comparable organizations.

  Base Salary. In determining the appropriate amount of fixed base pay for executives, the Compensation Committee compared the executive officers' base salaries with those paid to executives of 26 thrift companies with assets of $500 million to 1 billion. The Compensation Committee targeted salary range midpoints at the marketplace average, with adjustments made to reflect individual executive performance, experience and contribution. Also considered was the fact that Eagle has consistently performed better than similarly sized thrifts.

  Incentive Bonus. The bonus component paid to executive officers is calculated under the Company's Annual Incentive Compensation Plan, which is structured to pay bonuses only upon fulfillment of predetermined corporate and individual goals. Annual bonus payouts range from up to 40% of base pay for the CEO, up to 35% of base pay for executive and senior vice president and up to 25% of base pay for vice presidents. Full bonus payouts are made only if the Company's performance goals for return on average assets, return on average equity and expense ratio are exceeded. Bonuses are not available if minimum performance goals are not met. At its November 22, 1994 meeting, the Compensation Committee determined that bonuses for fiscal 1994 would be paid at levels ranging from 7% to 26% of base salary since Eagle' return on equity of .85%, return on assets of 12.08% and expense ratio of 2.11% met bonus targeted levels of .84%, 10.85% and 2.18%, respectively.

  Stock Options. To encourage growth and shareholder value, stock options are granted under the Company's option plans to key management personnel who are in a position to make substantial contributions to the long-term success of the Company. The Stock Option Committee and the Compensation Committee believe that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity state in the business. The Stock Option Committee determined that further options grants to executive officers during fiscal 1994 would reward them for the Company's performance in fiscal 1994 and reinforce the link between executive and shareholder interests. All options were granted at the current market price on the date of grant. Since the value of an option bears a direct relationship to the Company's stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of shareholders, and is therefore an important element of the Company's compensation policy.

  CEO Compensation. Mr. Linsley's performance based-compensation, both the short-term incentive bonus and the long-term stock option incentive, were established after considering Eagle's fiscal 1994 performance relative to other banks and thrifts companies the Company compares itself to for purposes of establishing executive officers' salaries. Eagle achieved record net income of $7.6 million in fiscal 1994, an increase of 23% over earnings for the prior year. Eagle has now recorded higher earnings for five consecutive years despite recessionary conditions in many of those years. Eagle's return on equity of 11.99%, return on assets of .85% and expense ratio of 2.24% for fiscal 1994 compares favorably with the Connecticut and national industry averages. Eagle's level of non-performing assets to total assets has remained well below the Connecticut, New England and national averages during the recession. In fiscal 1994 and over the last five years, Eagle's stock has outperformed both the S&P 500 and a peer index by a significant margin. See "Comparative Company Performance."

       STOCK OPTION COMMITTEE      COMPENSATION COMMITTEE
       ----------------------      ----------------------
       John F. McCarthy, Chairman  John F. McCarthy, Chairman
       Richard H. Alden            Richard H. Alden
       George T. Carpenter         George T. Carpenter
       Theodore M. Donovan         Theodore M. Donovan
       Steven E. Lasewicz, Jr.
       Thomas V. LaPorta
       Frank J. Pascale
       Ernest J. Torizzo

COMPENSATION AND STOCK OPTION COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee for fiscal 1994 was comprised of four non-employee directors--Mr. John F. McCarthy, Mr. Richard H. Alden, Mr. George T. Carpenter and Mr. Theodore M. Donovan. The Stock Option Committee is comprised of all non-employee directors. Mr. Pascale served as President and Chief Executive Officer of Eagle until his retirement on August 1, 1991.

  Richard H. Alden, a director of Eagle and the Bank, is a partner in the law firm of Anderson, Alden, Hayes & Ziogas LLC, located in Bristol, Connecticut. The Bank retains Mr. Alden's law firm with regard to a variety of legal matters and has paid such firm legal fees totaling $66,477, a portion of which was reimbursed to the Bank by third parties, for services rendered from October 1, 1993 to December 1, 1994.

  George T. Carpenter, a director of Eagle and the Bank, is President of The Carpenter Realty Company, S. Carpenter Construction Co. and Bristol Shopping Plaza, Inc. In 1992, Bristol entered into a five-year lease for office space with S. Carpenter Construction Co., The Carpenter Realty Company, and Bristol Shopping Plaza, Inc. for an annual rent of $45,000 for the first two years plus maintenance fees, which rent is increased by $2,500 annually for each of the three years thereafter. During fiscal 1991, Bristol entered into a five-year lease for office space with The Carpenter Realty

Company for an annual rent of $19,800 plus maintenance fees, which rent is increased by $2,200 annually for the second and third years. Eagle and its subsidiaries paid such affiliated entities of Mr. Carpenter an aggregate of $87,862 in rental and maintenance fees for the period from October 1, 1993 to December 1, 1994.

  Theodore M. Donovan, a director of Eagle and the Bank, is a partner in the law firm of Furey, Donovan, Eddy, Kocsis, Tracy & Daly, P.C., located in Bristol, Connecticut. The Bank has retained Mr. Donovan's law firm with regard to a variety of legal matters. The Bank paid such firm legal fees totaling $20,913, a portion of which was reimbursed to the Bank by third parties, for services rendered from October 1, 1993 to December 1, 1994.

  Steven E. Lasewicz, Jr., a director of Eagle and the Bank, is President of SELCO Controls, Inc., located in West Hartford, Connecticut. For the period from October 1, 1993 to December 1, 1994, SELCO Controls, Inc. has provided temperature control system maintenance and emergency services to the Bank, for which it was paid $12,342.

  Ernest J. Torizzo, a director of Eagle and the Bank, is part owner and a director of Burlington Construction Company, located in Torrington, Connecticut. During fiscal 1993 and the portion of fiscal 1994 up to December 1, 1994, Burlington Construction Company remodeled an office in Torrington for the Bank and has been paid $8,561 for such services.

COMPARATIVE COMPANY PERFORMANCE

  The following table sets forth comparative information regarding the Company's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return over a five-year period is based on an investment of $100 on September 30, 1989 and is compared to the cumulative total return of the S&P 500 Index and the KBW 50 Index at each fiscal year-end during the last five fiscal years.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG EAGLE FINANCIAL CORP., S&P 500 INDEX AND KBW 50 INDEX



                 9/89     9/90     9/91     9/92     9/93     9/94
             ------------------------------------------------------
             +
       Eagle +
   Financial +   100       82       98      168      237      268
 Corporation +
             +
             +
   S & P 500 +   100       91      119      132      149      155
             +
             +
      KBW 50 +   100       54       97      108      138      147
             +
             +


SECTION 16(A) COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and officers to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that, since the beginning of fiscal year 1994, all Section 16(a) filing requirements applicable to the Company's directors and officers were complied with on a timely basis.

CERTAIN TRANSACTIONS

  From time to time the Bank makes loans to its directors, officers and other employees for the financing of their homes, as well as home improvement and consumer loans. It is the belief of Eagle's management that these loans are currently made in the ordinary course of business, and neither involve more than normal risk of collectability nor present other unfavorable features other than those discussed below. All loans to directors, nominees for director, and executive officers must be approved by the full Board of Directors of the Bank, and loans to all other employees are approved by one of two designated officers. Loans to such individuals are made pursuant to the same underwriting criteria as apply to loans to the general public. Such loans are written at the prevailing interest rate for customers of the Bank, except that for certain loans made prior to January 23, 1990, interest is charged at a preferential rate as long as the borrower remains employed by the Bank (other than retired or disabled directors and employees who continue to receive the preferential rate). Directors, officers and other employees pay legal fees, appraisal fees and all other direct costs incurred by the Bank in originating the loan.

  Management believes that the loans to directors and officers were in compliance with federal law and regulations in effect at the time the loans were made. As a result of federal legislation enacted in August 1989, the Bank is precluded from making loans to directors and executive officers on terms that would not be offered to a member of the general public of comparable credit standing seeking a comparable loan. Such legislation did not apply to outstanding mortgage loans made by Bristol or Torrington prior thereto.

  The following table sets forth certain information with regard to loans (except deposit account loans) at preferential interest rates made by Bristol or Torrington to directors, nominees for director and executive officers of Eagle (and members of their immediate families) and to any corporation or organization in which any director, nominee for director or executive officer has a substantial interest, which were outstanding in amounts greater than $60,000 in the aggregate at any time since October 1, 1993.

                            HIGHEST AMOUNT
                              OUTSTANDING     UNPAID BALANCE     INTEREST RATE
                                 SINCE            AS OF              AS OF
      NAME/LOAN TYPE (A)    OCTOBER 1, 1993 SEPTEMBER 30, 1994 SEPTEMBER 30, 1994
      ------------------    --------------- ------------------ ------------------
   Robert J. Britton
    Mortgage...............    $127,881          $125,498            5.625%
   John F. McCarthy
    Mortgage (b)...........      91,566                 0               --
   Ernest J. Torizzo
    Mortgage...............     240,220           236,294             6.00

- - ---------------------
(a) All mortgages are held jointly with spouse.

(b) On December 6, 1993, Mr. McCarthy paid his indebtedness under this mortgage.

  For a description of certain transactions regarding Messrs. Alden, Carpenter, Donovan, Lasewicz and Torizzo and the Bank, see "Compensation and Stock Option Committees Interlocks and Insider Participation."

  Eagle is unaware of any other transactions to which Eagle or the Bank is party in which any director or executive officer of Eagle has or will have a direct or indirect material interest.

                           STOCK OWNED BY MANAGEMENT

  The following table sets forth information as of December 9, 1994 with respect to the shares of Eagle Common Stock beneficially owned by each director and nominee for director of Eagle, each of the named executive officers, and by all directors and executive officers as a group.

                                                                    PERCENT OF
          NAME AND POSITION(S)              AMOUNT AND NATURE OF   COMMON STOCK
            WITH THE COMPANY              BENEFICIAL OWNERSHIP (A) OUTSTANDING
          --------------------            ------------------------ ------------
Richard H. Alden
 Director                                          41,624 (b)           1.0%
Mark J. Blum
 Vice President and Chief Financial Of-
 ficer                                             31,305 (c)             *
Robert J. Britton
 Director, President and Chief Executive
 Officer                                           56,171 (d)           1.4
George T. Carpenter
 Director                                          56,134 (e)           1.4
Theodore M. Donovan
 Director                                          26,211                 *
Ercole J. Labadia
 Vice President -- Administration                  36,225 (f)             *
Thomas V. LaPorta
 Director                                          50,950               1.3
Steven E. Lasewicz, Jr.
 Director                                          17,580                 *
Ralph T. Linsley
 Vice Chairman of the Board                        64,203 (g)           1.6
John F. McCarthy
 Director                                          38,012 (h)             *
Frank J. Pascale
 Chairman of the Board                             57,718               1.4
Ernest J. Torizzo
 Director                                          27,315 (i)             *
Howard E. Walsh**
 Vice President -- Investor Relations               6,946 (j)             *
All directors and executive officers
 as a group (14 persons)                          541,212 (k)          12.5

- - ---------------------
 *Less than one percent.

** Mr. Walsh retired as Vice President of Eagle and Executive Vice President of
   the Bank in May 1994.
(a) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Eagle Common Stock (1) over which he has or shares voting or investment power, or
    (2) of which he has the right to acquire beneficial ownership at any time within 60 days from December 9, 1994. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. All persons shown in the table above have sole voting and investment power, except as otherwise indicated. The number of shares reflected for each individual and the group includes shares subject to options which are exercisable within 60 days from December 9, 1994, including grants made under the amended 1991 Plan that are subject to shareholder approval. The following individuals and group held such options for the following number of shares as of such date:
    Mr. Alden -- 16,300; Mr. Blum -- 25,650; Mr. Britton -- 46,750; Mr.
    Carpenter -- 16,300; Mr. Donovan -- 16,300; Mr. Labadia -- 31,349; Mr.
    LaPorta -- 16,300;

    Mr. Lasewicz -- 11,900; Mr. Linsley -- 37,220; Mr. McCarthy -- 16,300; Mr. Torizzo -- 10,800; Mr. Pascale -- 31,205; Mr. Walsh -- 0; and all directors and officers as a group -- 293,050.
(b) Includes 2,205 shares as to which Mr. Alden disclaims beneficial ownership.
(c) Includes 5,397 shares allocated to the account of Mr. Blum under the ESOP.
(d) Includes 6,341 shares allocated to the account of Mr. Britton under the ESOP.
(e) Includes 4,906 shares as to which Mr. Carpenter disclaims beneficial ownership and 25,568 shares held by S. Carpenter Construction Co., of which Mr. Carpenter is President.
(f) Includes 4,876 shares allocated to the account of Mr. Labadia under the ESOP.
(g) Includes 8,060 shares allocated to the account of Mr. Linsley under the ESOP. Includes 3,776 shares as to which Mr. Linsley disclaims beneficial ownership.
(h) Includes 1,312 shares owned by Mr. McCarthy's wife, 8,927 shares held by J&M Sales, Inc., of which Mr. McCarthy is President, and 2,373 shares held for the benefit of Mr. McCarthy under a profit sharing plan maintained by J&M Sales, Inc.
(i) Includes 8,096 shares owned by Mr. Torizzo's wife.
(j) Consists of 6,946 shares allocated to the account of Mr. Walsh under the ESOP.
(k) Includes 38,779 shares allocated to Eagle's current and retired executive officers of the total 185,600 shares allocated to the accounts of all participating employees under the ESOP.

                PRINCIPAL HOLDERS OF VOTING SECURITIES OF EAGLE

  The following table sets forth information at December 9, 1994 with respect to ownership of Eagle Common Stock by each person believed by management to be the beneficial owner of more than 5% of the outstanding Eagle Common Stock. The historical information set forth below is based on beneficial ownership information contained in the most recent Schedule 13D or 13G filed on behalf of such person with the SEC.

                                                         PERCENT OF
         NAME AND ADDRESS OF       AMOUNT AND NATURE OF COMMON STOCK
           BENEFICIAL OWNER        BENEFICIAL OWNERSHIP OUTSTANDING
         -------------------       -------------------- ------------
      Fleet Financial Group, Inc.       227,913(a)          5.69%
       One Constitution Plaza
       Hartford, Connecticut
       06115

- - --------------------
(a) Fleet Financial Group, Inc. ("Fleet") filed a Schedule 13G, dated February 15, 1994, reporting that the shares are owned beneficially, as a fiduciary for the account of others, and that it has shared voting and dispositive power with respect to such shares. The shares beneficially owned by Fleet Financial Group are held by Fleet Bank, N.A. in connection with the Eagle Federal Savings Bank ESOP Trust. Fleet Bank, N.A., an affiliate of Fleet Financial Group, Inc., is the trustee of the ESOP. As of December 9, 1994, 185,600 shares held by the ESOP Trust have been allocated to the accounts of eligible employees of the Bank. The shares allocated to the accounts of eligible employees held by the ESOP Trust will be voted at the Annual Meeting as directed by such employees. The 38,980 unallocated shares held by the Trust will be voted by Fleet in the same ratio as the allocated shares. The amounts shown are based on information provided to Eagle.

                    AMENDMENT TO THE 1991 STOCK OPTION PLAN

                                (PROPOSAL TWO)

  The Board of Directors, subject to shareholder approval, has approved an amendment to Eagle's 1991 Stock Option Plan (the "1991 Plan") to increase from 132,000 to 532,000 the number of shares of Eagle Common Stock reserved for issuance upon the exercise of options granted under the Plan, to limit the number of stock options that may be granted under the Plan to any single employee or officer in any calendar year to 40,000 and to grant to each person who is a non-employee director of Eagle on November 22, 1994, an option to purchase 7,500 shares of Eagle Common Stock and to each non-employee director who is elected to the Board of Directors after November 22, 1994 an option to purchase 7,500 shares upon completion of one year of service.

  The principal provisions of the 1991 Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the 1991 Plan. Shareholders may obtain, free of charge, a copy of the 1991 Option Plan by writing to Irene K. Hricko, Vice President and Corporate Secretary, Eagle Financial Corp., P.O. Box 1157, Bristol, Connecticut 06010.

REASONS FOR AMENDMENT OF THE 1991 STOCK OPTION PLAN

  The increase in the number of shares reserved for grant under the 1991 Plan is being sought primarily because few shares remain available to grant. At December 9, 1994, 5,896 shares of authorized but unissued Common Stock remained available for future grant under the terms of the 1991 Plan. The purpose of the 1991 Plan is (i) to further the growth and success of Eagle by enabling selected officers and employees of Eagle and/or its subsidiaries to acquire shares of Common Stock of Eagle, thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to Eagle. With the limited number of shares which remain available for future grant under the 1991 Plan, the Board of Directors believes that adoption of the amendment to the 1991 Plan to increase by 400,000 the total number of shares available for grant thereunder to 532,000 is appropriate at this time in order to assure that stock options will continue to be available for grant to employees of Eagle and its subsidiaries.

  The Board has also voted to amend the 1991 Plan to specify that options covering no more than 40,000 shares may be granted to any officer or other employee during any calendar year. The limitation on the maximum number of shares that may be granted to any individual in a calendar year is a consequence of certain amendments to the Code that are effective for fiscal years beginning in 1994 and subsequent years under which no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, there is no limitation on the deductibility of "qualified performance-based compensation." To satisfy this definition, (i) the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

  Under proposed regulations published on December 20, 1993 and December 2, 1994, in the case of compensation attributable to a stock option, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if (1) the grant or award is made by the compensation committee;
(2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and (3) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. According to the proposed regulations, a director is an "outside director" if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including certain amounts paid to an entity that employs the director or in which the director has a specified beneficial ownership interest), remuneration from the corporation in any capacity other than as a director. The proposed regulations provide that the material terms of a performance goal will be approved by shareholders for purposes of the foregoing rules if, in a separate vote, affirmative votes are cast by a majority of the votes cast on the matter (including abstentions to the extent abstentions are counted as voting under applicable state law). A director who is "disinterested" within the meaning of certain regulations under the Exchange Act will be treated as an outside director until the first meeting of shareholders at which directors are elected that is held after December 31, 1995.

DESCRIPTION OF THE 1991 STOCK OPTION PLAN

  The Board of Directors adopted the 1991 Plan in November, 1991, and it was approved by the shareholders of Eagle in 1992. Under the terms of the 1991 Plan, 132,000 shares of authorized Common Stock of the Company are reserved for issuance to officers, other full-time employees and directors of the Company and its subsidiaries. The 1991 Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Code as well as non-incentive options. The Stock Option Committee administers the 1991 Plan.

  Upon adoption of the 1991 Plan, non-employee directors of Eagle and Messrs. Linsley, Pascale and Walsh were each granted options for 3,000 shares at an exercise price of $10.125 per share, which was the fair market price of Eagle common stock on the day of the grant. Under the 1991 Plan, as amended, new non-employee directors of Eagle will receive options for 7,500 shares upon the completion of one year of service as a director, subject to the availability of options. The 1991 Plan, as amended, also provides for the grant of an option to purchase 7,500 shares at an exercise price of $20.00 per share to each current outside director. Set forth below is information concerning options granted under the 1991 Stock Option Plan in connection with the amendment of the 1991 Stock Option Plan. Options granted under the amended 1991 Plan may not be exercised until the amendment has been approved by shareholders.

                 NEW PLAN BENEFITS UNDER 1991 STOCK OPTION PLAN

                                              EXERCISE PRICE NUMBER OF OPTIONS
                                              -------------- -----------------
   Robert J. Britton, CEO                         $20.00          25,000
   Ercole J. Labadia, Vice President               20.00          15,000
   Mark J. Blum, Chief Financial Officer           20.00          15,000
   Robert T. Linsley, Vice Chairman                20.00           7,500
   All current executive officers as a group
    (5 persons)                                    20.00          64,750
   All non-employee directors as a group (8
    persons)                                       20.00          60,000
   All non-executive officer employees as a
    group (4 persons)                              20.00          23,250

  In general, the option exercise price under the 1991 Plan may not be less than 100% of the fair market value of the common stock on the date of grant of the option. The maximum option term is generally 10 years. No person can receive any incentive stock option if, at the time of grant, such person owns directly or indirectly more than 10% of the total combined voting power of Eagle unless the option price is at least 110% of the fair market value of the common stock and the exercise period of such incentive option is by its terms limited to five years. There is also a $100,000 limit on the value of the stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year.

  Payment for shares purchased under the 1991 Plan may be made either in cash or by exchanging shares of common stock of Eagle with a fair market value equal to or less than the total option price plus cash for any difference. The Stock Option Committee may provide in an option agreement for payment upon delivery of the stock certificate or certificates when certain conditions are met, including the use of a licensed broker acceptable to Eagle to act as the agent for the options and payment in cash or cash equivalent acceptable to Eagle.

  If an employee's employment with Eagle or a subsidiary terminates by reason of death, his or her options, whether or not then exercisable, may be exercised at any time prior to the date on which the options would otherwise expire. If an employee's employment with Eagle or a subsidiary terminates by reason of permanent and total disability, his or her options, whether or not then exercisable, may be exercised at any time during the term of the option. If the optionee's employment terminates for any reason other than death or disability, options held by such optionee terminate three months after the date of such termination (but not later than the date the option would otherwise expire). The Stock Option Committee may extend or shorten the period following a termination of employment during which an option granted to an employee may be exercised by so providing in a particular option agreement. Options granted to non-employee directors of Eagle or a subsidiary shall remain exercisable until the expiration of their original term, notwithstanding the director's termination of service on the Board.

  If the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of Eagle, whether by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, split, combination of shares, exchange of shares, or the like, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1991 Plan, and in the number, kinds, and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price.

  Upon any dissolution or liquidation of Eagle, or upon a reorganization, merger or consolidation in which Eagle is not the surviving corporation, or upon the sale of substantially all of the property of Eagle to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which Eagle is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of Eagle, the 1991 Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of the plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor employer corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion shall determine.

  An optionee will not be deemed to have received taxable income upon the grant or exercise of any incentive stock option (except that the alternative minimum tax may apply). Any gain realized upon a disposition of shares received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain, so long as the optionee holds the shares for at least two years after the date of grant and for at least one year after the date of exercise. The grant of a nonstatutory option will not constitute taxable income to the optionee. Upon exercise of a nonstatutory stock option, an optionee will be deemed to receive ordinary income in an amount equal to the difference between the exercise price and the fair market value of the underlying stock on the date of the exercise, subject to the lapse of certain restrictions that may be imposed by the federal securities laws.

  Generally, neither gain nor loss will be recognized by the Company upon the grant or exercise of an incentive stock option. Upon the exercise of a nonstatutory stock option, the Company will be entitled to a deduction for the amount recognized as ordinary income by the optionee. If Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to satisfaction of the holding periods described above, generally the optionee will be deemed to have realized as ordinary income, and Eagle will be allowed to deduct, the excess of the market value at the date of exercise over the option exercise price. If an optionee pays the exercise price of an option by delivering shares of Common Stock, the exchange of shares generally will be treated as a non-taxable transaction (provided, in the case of an incentive stock option, that the shares delivered in payment are not shares acquired upon exercise of an incentive stock option which have not satisfied the holding period requirements discussed above).

  The foregoing provides only a very general description of the federal income tax consequences of transactions under the 1991 Plan, and participants should consult a tax advisor as to their individual circumstances.

  The Board of Directors may amend the 1991 Plan with respect to shares of common stock as to which options have not been granted. However, Eagle's shareholders must approve any amendment that would (1) materially change the requirements as to eligibility to receive options; (2) increase the maximum number of shares in the aggregate for which options may be granted (except for adjustments upon changes in capitalization); (3) change the minimum option price; (4) increase the maximum period during which options may be exercised;
(5) extend the term of the Plan; or (6) materially increase the benefits accruing to eligible individuals under the 1991 Plan.

  The Board of Directors at any time may terminate or suspend the 1991 Plan. Unless previously terminated, the 1991 Plan will terminate automatically on November 18, 2001. No termination, suspension or amendment of the 1991 Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option.

  The proposal to amend the 1991 Stock Option Plan will be deemed approved upon the affirmative vote of the holders of a majority of the voting power present in person or by proxy and entitled to vote on the matter.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE 1991 STOCK OPTION PLAN.

                         CHANGE IN INDEPENDENT AUDITORS

  Peat Marwick was Eagle's independent auditors for the fiscal years ending September 30, 1993 and 1994. The Company's previous independent auditors, Ernst & Young LLP ("Ernst & Young"), informed the Company by letter dated May 11, 1993, that such firm had declined to stand for re-election for the fiscal year ending September 30, 1993. Ernst & Young further informed the Company that this decision was based on strategic business considerations relating to their Hartford office banking practice. The decision of Ernst & Young not to stand for re-election was not related to any disagreement with the Company on any matter of accounting principle or practices, financial statement disclosure, or auditing procedure. The reports of Ernst & Young on the financial statements of the Company for each of the fiscal years in which Ernst & Young served as the Company's independent auditors were unqualified and did not contain any adverse opinions, disclaimers, qualifications or modifications as to uncertainty, audit scope or accounting principle. On July 28, 1993, the Company engaged the accounting firm of Peat Marwick, independent certified public accountants, to serve as its independent auditors for the fiscal year ending September 30, 1993.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                (PROPOSAL THREE)

  The Board of Directors has appointed the firm of Peat Marwick to act as independent auditors for the Company for the fiscal year ending September 30, 1995, subject to ratification of such appointment by the Company's shareholders.

  Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Peat Marwick to audit the books and accounts of the Company for the fiscal year ending September 30, 1995. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

  A representative of Peat Marwick is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Any shareholder proposal intended for inclusion in Eagle's proxy statement and form of proxy relating to Eagle's 1996 annual meeting of shareholders must be received by Eagle by August 30, 1995, pursuant to the proxy soliciting regulations of the SEC. In addition, Eagle's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of Eagle not less than 30 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 45 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 15th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require Eagle to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors of Eagle does not know of any other matters to be presented for action by the shareholders at the 1995 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                     By Order of the Board of Directors

                                          /s/ Frank J. Pascale
                                          Frank J. Pascale
                                          Chairman of the Board

                                          /s/ Ralph T. Linsley
                                          Ralph T. Linsley
                                          Vice Chairman of the Board

Bristol, Connecticut
December 27, 1994

                             EAGLE FINANCIAL CORP.

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Eagle Financial Corp. ("Eagle") hereby appoints George T. Carpenter and Steven E. Lasewicz, Jr., or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, January 24, 1995 at 11:00 a.m., local time, at The Eastwood Country Club, 1301 Torringford West Street, Torrington, Connecticut, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Eagle either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

            (continued and to be signed and dated on reverse side)

     1.   Election of two directors each for a three-year term.

          FOR the nominees listed             WITHHOLD AUTHORITY to vote
          below.                              for all nominees listed below.

                   [_]                                      [_]

NOMINEES: Richard H. Alden and Ernest J. Torizzo


- - --------------------------------------------------------------------------------
        (Instruction: To withhold authority to vote for any individual nominee print that nominee's name on the space provided.)




     2.   Approval of amendment to Eagle's 1991 Stock Option Plan.

                      FOR         AGAINST         ABSTAIN

                      [_]           [_]             [_]

     3. Ratification of appointment of KPMG Peat Marwick as independent auditors.

                      FOR         AGAINST         ABSTAIN

                      [_]           [_]             [_]

     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.




     IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.



Date:
     ----------------     ------------------------------------------------------
                          Signature of Shareholders or Authorized Representative


                          Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of Stock ownership in the name of two or more persons, but all should sign if possible.

                             EAGLE FINANCIAL CORP.
                             1991 STOCK OPTION PLAN

          EAGLE FINANCIAL CORP. (the "Corporation") sets forth herein the terms of this Stock Option Plan (the "Plan") as follows:

          l.  PURPOSE

          The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries, and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provision of any subsequently enacted tax statute (the "Code"), except (i) to the extent that any such Option would exceed the limitations set forth in Section 7 below; (ii) for Options specifically designated at the time of grant as not being "incentive stock options"; and
(iii) for Options granted to directors of the Corporation who are not officers or other salaried employees of the Corporation or any of its subsidiaries ("Non-Employee Directors") or to directors of any subsidiary of the Corporation who are not Non-Employee Directors and who are not officers or other salaried employees of the Corporation or any of its subsidiaries ("Subsidiary Directors").

          2.  ADMINISTRATION

          (a) Board.  The Plan shall be administered by the Board of Directors
              -----
of the Corporation (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or by unanimous consent of the Board executed in writing in accordance with the Corporation's Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the

Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

          (b) Committee.  The Board may from time to time appoint a Stock Option
              ---------
Committee (the "Committee") consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Corporation or any of its subsidiaries, and each of whom shall qualify in all respects as a "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Corporation and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation's Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

          (c) No Liability.  No member of the Board or of the Committee shall be
              ------------
liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

          (d) Delegation to the Committee.  In the event that the Plan or any
              ---------------------------
Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

          (e) Action by the Board.  The Board may act under the Plan other than
              -------------------
by, or in accordance with the recommendations of, the Committee, constituted as set forth in Section 2(b) above, only if all of the members of the Board are "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          3.  STOCK

          The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation

(the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 532,000 shares, which number of shares is subject to adjustment as hereinafter provided in
Section 17 below. If any Option expires, terminates, or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

          4.  ELIGIBILITY

          (a) Employees and Subsidiary Directors.  Options may be granted under
              ----------------------------------
the Plan to any full-time employee of the Corporation or any "subsidiary corporation" thereof within the meaning of Section 424(f) of the Code (a "Subsidiary") (including any such employee who is an officer or director of the Corporation or any Subsidiary) or to any Subsidiary Director as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. The maximum number of shares of Stock subject to Options that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 40,000 shares (subject to adjustment as provided in Section 17 hereof).

          (b) Non-Employee Directors.  Subject to the availability of shares
              ----------------------
issued under Section 3 of the Plan, (i) on the effective date (as defined in Section 5(a) hereof) an Option to purchase up to the number of shares of Stock specified below, at the price and upon the other terms and conditions specified in the Plan, shall be granted under the Plan to the following Non-Employee
Directors:

          Name                                 Number of Shares

          Richard H. Alden                      3,000
          George T. Carpenter                   3,000
          Theodore M. Donovan                   3,000
          Thomas V. LaPorta                     3,000
          Steven E. Lasewicz, Jr.               3,000
          John F. McCarthy                      3,000
          Frank J. Pascale                      3,000
          Ernest J. Torizzo                     3,000

(ii) an Option to purchase up to 7,500 shares of Stock, at the price and upon the other terms and conditions specified in the Plan, shall be granted under the Plan to each Non-Employee Director who is first elected to the Board of Directors of the Corporation after the effective date of the Plan and before November 22, 1994 upon such Non-Employee Director completing one year of service and (iii) an Option to purchase up to 7,500 shares of Stock, at the price and upon the other terms and conditions specified in the Plan, shall be granted under the Plan to each Non-Employee Director who is first elected to the Board of Directors of the Corporation after November 22, 1994 upon such Non-employee Director completing one year of service, provided, however, that such Option
                                         --------  -------
shall not be exercised to the extent of more than 7,500 shares unless and until Amendment Number 1 to the Plan has been approved by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy.In addition, each person who is a Non-Employee Director on November 22, 1994, shall be granted an Option on that date to purchase up to 7,500 shares of Stock, at the price and upon the other terms and conditions specified in the Plan, provided, however, that such Option
                                            --------  -------
shall not be exercised unless and until Amendment Number 1 to the Plan has been approved by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy.

          5.  EFFECTIVE DATE AND TERM OF THE PLAN

          (a) Effective Date.  The Plan shall be effective as of the date of
              --------------
adoption by the Board, subject to approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan;

provided, however, that upon approval of the Plan by the shareholders of the
- - --------  -------
Corporation as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Corporation had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any Options granted hereunder shall be null and void and of no effect.

               (b) Term.  The Plan shall terminate on the date ten years from
                   ----
the effective date.

          6.  GRANT OF OPTIONS

          Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code. The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted.

          7.  LIMITATION ON INCENTIVE STOCK OPTIONS

          An Option (other than an Option described in exception (ii) or (iii) of Section 1) shall constitute an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d)(1) of the Code) does not exceed $100,000.

          8.  OPTION AGREEMENTS

          All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option
                                     --------  -------
Agreements shall comply with all terms of the Plan.

          9.  OPTION PRICE

          The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, and shall be not less than the greater of par value or one hundred percent of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that
                                                       --------  -------
in the event the Optionee would otherwise be ineligible to receive an "incentive stock option" by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option which is intended to be an "incentive stock option" (within the meaning of Section 422 of the Code) shall be not less than the greater of par value or one hundred and ten percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

          10.  TERM AND EXERCISE OF OPTIONS

          (a) Term.  Each Option granted under the Plan shall terminate and all
              ----
rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or, with respect to Options granted to persons other than Non-Employee Directors or Subsidiary Directors, on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the
                                   --------  -------
Optionee would otherwise be ineligible to receive an "incentive stock option" by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee which is intended to be an "incentive stock option" (within the meaning of Section 422 of the Code) shall in no event be exercisable after the expiration of five years from the date it is granted.

          (b) Option Period and Limitations on Exercise.  Each Option granted to
              -----------------------------------------
persons other than Non-Employee Directors or Subsidiary Directors under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding;

provided, however, that any such limitation on the exercise of an Option
- - --------  -------
contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Each Option granted to Non-Employee Directors or Subsidiary Directors shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending upon the expiration of the Option. Notwithstanding any other provisions of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Corporation as provided in Section 5 above.

          (c) Method of Exercise.  An Option that is exercisable hereunder may
              ------------------
be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). The Board may provide, by inclusion of appropriate language in an Option Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company, may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an "incentive stock option" (within the meaning of Section 422 of the Code) ("Incentive Stock Option"), which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

          11.  TRANSFERABILITY OF OPTIONS

          During the lifetime of an Optionee to whom an Option is granted, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

          12.  TERMINATION OF SERVICE OR EMPLOYMENT

          (a) Employees.  Upon the termination of the employment of an Optionee
              ---------
with the Corporation or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the

Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate three months after the date of such termination of employment, unless earlier terminated pursuant to Section 10(a) above, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option;

provided, however, that the Board may provide, by inclusion of appropriate
- - --------  -------
language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10(b)), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise: imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Corporation or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed with the Corporation or any Subsidiary.

          (b) Non-Employee Directors and Subsidiary Directors.  Any Option
              -----------------------------------------------
granted to a Non-Employee Director or a Subsidiary Director shall not terminate until the expiration of the ten-year term of the Option regardless of whether the Non-Employee Director or a Subsidiary Director continues to serve as a director of the Corporation or any subsidiary of the Corporation, as applicable.

          13.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

          (a) Death of an Employee.  If the Optionee dies while employed by the
              --------------------
Corporation or a Subsidiary, except as otherwise is provided in the Option Agreement relating to such Option, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time prior to termination of the Option as provided in Section 10(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death.

          (b) Disability of an Employee.  If the Optionee terminates employment
              -------------------------
with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after such termination of employment and prior to termination of the Option as provided in Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, whether or not such Option was exercisable immediately prior to such termination of employment;

provided, however, that the Board may provide, by inclusion of
               --------  -------
appropriate language in the Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

          (c) Death or Disability of a Non-Employee Director or a Subsidiary
              --------------------------------------------------------------
Director.  Any Option granted to a Non-Employee Director or a Subsidiary
- - --------
Director shall not terminate until the expiration of the Option under Section 10(a) above.

          14.  USE OF PROCEEDS

          The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

          15.  REQUIREMENTS OF LAW

          (a) Violations of Law.  The Corporation shall not be required to sell
              -----------------
or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the securities Act of 1933 (as now in effect or as hereafter amended). The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an

Option shall not be exercisable unless and until the shares of stock covered by such Option are registered or are subject to an available exemption from registration the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

          (b) Compliance with Rule 16b-3.  The Plan is intended to comply with
              --------------------------
Rule 16b-3 or its successor under the Securities exchange Act of 1934. With respect to persons subject to Section 16 of the securities exchange Act of 1934, any provision of the plan or action of the plan administrators that is inconsistent with such Rule shall be deemed null and void to the extent permitted by law and deemed advisable by the plan administrators.

          16.  AMENDMENT AND TERMINATION OF THE PLAN

          The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without
         --------  -------
approval by a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of all outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the amendment, (a) materially change the requirements as to eligibility to receive Options; (b) increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 17 hereof); (c) change the minimum Option Price set forth in
Section 9 hereof (except as permitted under Section 17 hereof); (d) increase the maximum period during which Options may be exercised; (e) extend the term of the Plan; or (f) materially increase the benefits accruing to eligible individuals under the Plan. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

          17.  EFFECT OF CHANGES IN CAPITALIZATION

          (a) Changes in Stock.  If the outstanding shares of Stock are
              ----------------
increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

          (b) Reorganization in Which the Corporation Is the Surviving
              --------------------------------------------------------
Corporation.  Subject to Subsection (c) hereof, if the Corporation shall be the
- - -----------
surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

          (c) Reorganization in Which the Corporation Is Not the Surviving
              ------------------------------------------------------------
Corporation or Sale of Assets or Stock.  Upon the dissolution or liquidation of
- - --------------------------------------
the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning eighty percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. The Board shall send written notice of an event that will result in such a termination to all individuals who hold

Options not later than the time at which the Corporation gives notice thereof to its shareholders.

          (d) Adjustments.  Adjustments under this Section 17 related to stock
              -----------
or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

          (e) No Limitations on Corporation.  The grant of an Option pursuant to
              -----------------------------
the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

          18.  DISCLAIMER OF RIGHTS

          No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Bank, the Association, the Corporation or any Subsidiary.

          20.  NONEXCLUSIVITY OF THE PLAN

          Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

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